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                                                                    Exhibit 10.5

                 CRANBURY FACILITIES SHARING AGREEMENT AND LEASE

          THIS FACILITIES SHARING AGREEMENT AND LEASE (this "Agreement"), made
                                                             ---------
and executed at New York, New York, as of ., 2001, between Carter-Wallace, Inc., a Delaware corporation ("Lessee") and Armkel, LLC ("Lessor"), a Delaware limited
                         ------                     ------
liability company (each of the Lessee and Lessor a "Party" and collectively, the
                                                    -----
"Parties").
 -------

                                    RECITALS:

          WHEREAS, the Lessee and Lessor have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other
                          ------------------------
things, the sale, conveyance, transfer, assignment and delivery to Lessor of all of the Lessee's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Lessor of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement), effective in each case immediately prior to the ABC Merger (as hereinafter defined);

          WHEREAS, the Lessee, CPI Development Corporation, a Delaware corporation ("ABC"), MedPointe Inc., a Delaware corporation ("Parent"), MCC
              ---                                             ------
Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware
         ------------------
corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have
                                                      --------------
executed and delivered an Agreement and Plan of Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"),
                                                             ----------------
providing for, among other things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger") and the merger of Company Merger Sub with and into the
          ----------
Lessee; and

          WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, Lessor is willing to lease certain premises to the Lessee and the Lessee desires to lease certain premises from Lessor on the terms hereof.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter provided, intending to be legally bound hereby, Lessor and Lessee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1  General Terms. For purposes of this Agreement, the following
               -------------
terms have the meanings hereinafter indicated:

          "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

          "Bankruptcy Event" with respect to a Party shall mean the filing of an
           ----------------
involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 calendar days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
day on which banks in the City of New York are authorized or obligated by law or executive order to close.

          "Closing" shall mean the Closing under the Merger Agreement.
           -------

          "Environmental Law" means any applicable Law, including common law,
           -----------------
governing (i) the protection of human health (as it relates to Hazardous Substances) or the environment (including air, water, soil and natural resources), (ii) the treatment, use, storage, handling, release or disposal of Hazardous Substances, or (iii) the exposure of Persons to Hazardous Substances, in each case as presently in effect.

          "Governmental Entity" means any federal, state, local or foreign
           -------------------
governmental or regulatory authority, agency, commission, body or other governmental entity.

          "Hazardous Substances" means any substance presently listed, defined,
           --------------------
designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, or the presence of which poses hazard to the health or safety of Persons, including petroleum and any derivatives or by-products thereof.

          "Law" means any statute, law, ordinance, rule, regulation, judgment,
           ---
decree, injunction, order, permit, filing, franchise, certificate, license, notice, variance, consent, registration, approval, authorization or similar right (whether temporary, preliminary or permanent) of any court or governmental entity.

          "Person" means any individual, firm, partnership, association, group
           ------
(as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

          "Regulated Product" shall mean food, drugs, cosmetics, and medical
           -----------------
devices as those articles are defined in the Federal Food, Drug, and Cosmetic Act (the "FFDCA"), and shall include Controlled Substances and List I Chemicals
          -----
as those articles are defined in the Controlled Substances Act (the "CSA").
                                                                     ---
                                   ARTICLE II

                                    PREMISES

          2.1.  Premises. Lessor hereby demises and lets unto Lessee, and Lessee
                --------
hereby takes and leases from Lessor, for the Initial Term (as defined in Section 3.1) and upon the terms and subject to the conditions hereinafter specified, the premises described on the floor plan which is attached hereto as Exhibit A and made a part hereof (the "Premises") situated at Lessor's Cranbury, NJ operations
                         --------
site as more particularly described on Exhibit B attached hereto and made a part hereof (the "Property").
                         --------

          2.2.  Additional Premises. Lessor shall provide Lessee with reasonable
                -------------------
advance written notice of Lessor's intention to vacate any portion of the Property. Upon such notice, Lessee shall have the exclusive right, subject to the provisions of Section 2.3, to lease the portion of the Property

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vacated by Lessor ("Vacated Space") on the same terms and conditions set forth
                    -------------
herein by providing Lessor with written notice, within fifteen (15) days of receipt of Lessor's notice as set forth above, that Lessee agrees to lease the Vacated Space. Any Vacated Space which Lessor elects, in a timely manner in accordance with the provisions of this Section 2.2, to lease (the "Elected
                                                                   -------
Premises") shall be added as "Additional Premises" to the Premises immediately
--------                      -------------------
and automatically as of the date that Lessor vacates the Additional Premises (the "Additional Premises Commencement Date") so long as adding the Elected
      -------------------------------------
Space to the Premises shall not prevent, or impair or disturb in any material respect, use and operation of, ingress to or egress from, or the feasibility of Lessor leasing to other Persons, any part of the Property other than the Premises; provided, however, that if sum of the square footage of (i) any Elected Space and (ii) any Additional Premises previously added to the Premises, exceeds twenty percent (20%) of the total square footage of the Premises on the date of this Agreement, the Elected Space shall not become Additional Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld and which consent may be conditioned on an increase in rent proportionate to the increase in square footage, increased expenses of operation and other reasonable factors. If Lessee fails to provide notice to lease the Vacated Space as required above, or if the limitations set forth above preclude Lessee from leasing the Vacated Space even if Lessee has timely given a notice to lease, Lessor shall have the right to lease the Vacated Space to any other Person. Base Rent (as hereinafter defined) shall not increase or decrease due to the addition of the Additional Premises to the Premises except in the case where Lessor's consent is required as set forth above.

          2.3.  Lessee's Right to Vacate Certain Areas of the Premises. At any
                ------------------------------------------------------
time during the Term of this Agreement, upon 30 days' prior written notice to Lessor, Lessee shall have the right to vacate: (i) the Wallace research and development building (the "R&D Building") located on the Property, and (ii) a
                           ------------
majority of the employees on Lessee's payroll located in the office space in the main building of the Property (the "Office Space"). If Lessee vacates the R&D
                                    ------------
Building or the Office Space as provided herein, Lessee shall not have the right to lease any office or laboratory space as Additional Premises under Section
2.2. Upon Lessee vacating the R&D Building or the Office Space in broom clean condition, removing all of its property and restoring such vacated space in accordance with the provisions of this Agreement, the Premises shall no longer include the vacated space, but Base Rent (as hereinafter defined) shall not decrease due to vacating said space except in accordance with Section 4.1(b).

          2.4.  Condition of the Premises. Lessee accepts the Premises on the
                -------------------------
Commencement Date (as hereinafter defined) in its "as is" condition and Lessor shall not be obligated to perform any work or furnish any materials in, to or about the Premises in order to prepare the Premises for occupancy by Lessee or otherwise. Lessor agrees to deliver the Additional Premises in vacant and broom clean condition.

                                   ARTICLE III

                                      TERM

          3.1.  Initial Term. The initial term (the "Initial Term") of this
                ------------                         ------------
Agreement shall commence on the date hereof (the "Commencement Date") and shall
                                                  -----------------
expire on the date two (2) years from the last day of the month in which the Commencement Date occurs (the "Expiration Date"), unless earlier terminated or
                               ---------------
extended as herein provided; provided, that in the event of a termination of
                             --------
this Agreement pursuant to the terms hereof prior to the Expiration Date, the Expiration Date shall mean such date of termination of this Agreement.

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          3.2.  Extension Options.
                -----------------

          (a) If during the Initial Term, despite using commercially reasonable efforts, Lessee has not been able to (i) produce 48 months of product inventory of Soma, 48 months of product inventory of Soma Compound, or 30 months of product inventory of Soma Compound with Codeine (collectively, the "Soma
                                                                       ----
Products"), 30 months of product inventory of Depen, 48 months of product
--------
inventory of Maltsupex tablets, 36 months of product inventory of Maltsupex powder, 36 months of product inventory of Maltsupex liquid, 48 months of product inventory of Miltown 200 and 48 months of product inventory of Miltown 400 (collectively, and together with the Soma Products, the "Pharmaceuticals") and
                                                         ---------------
(ii) receive any required United States Food and Drug Administration ("FDA") and
                                                                       ---
DEA (as hereinafter defined) approval to transfer the production of the Soma Products to the Lessee's facility located in Decatur, Illinois, Lessee shall have the right, upon ninety (90) days' prior written notice to Lessor, to extend the term of this Agreement for an additional six (6) month term (the "Extended
                                                                      --------
Term"). Lessee hereby agrees to provide Lessor with periodic information
----
concerning Lessee's progress in obtaining such targeted inventory levels and FDA and DEA approval of the transfer throughout the Initial Term.

          (b) After the Initial Term and the Extended Term, if any, Lessee shall have the right to extend the term of this Agreement for an additional one
(1) year term (the "Optional Extended Term") upon four (4) months' prior written
                    ----------------------
notice to Lessor. During the Optional Extended Term, Lessee shall not have any right to terminate this Agreement under Section 8.11(c) hereinafter, nor shall Lessee have the right to give a Notice of Exercise of the Option.

          3.3.  Term. The term of this Agreement (the "Term") shall be the
                ----                                   ----
aggregate period of the Initial Term and, if exercised, the Extended Term and the Optional Extended Term, and any holdover periods under Section 8.4 hereof
(i) to which Lessor shall have given its consent or (ii) if Lessee has given a valid Notice of Exercise of the Option under Article 7 and thereafter enters into a Purchase Agreement to purchase the Property in accordance with Article 7.

                                   ARTICLE IV

                         BASE RENT AND ADDITIONAL COSTS

          4.1.  Base Rent.
                ---------

          (a) During the Term of this Agreement, Lessee shall pay to Lessor base rent ("Base Rent") which shall be (A) during months 1-12 of the Initial Term, $125,000 monthly, payable in advance on the first day of each month; provided, that if the Commencement Date is not the first day of a month, Lessee shall pay in advance on the Commencement Date a sum equal to $4,166.66 per day of the first month of the Initial Term (which sum represents the prorated monthly installment based on a 30 day month), (B) during months 13-24 of the Initial Term, $185,000 monthly, payable in advance on the first day of each month, (C) during the Extended Term, $400,000 monthly, payable in advance on the first day of each month, and (D) during the Optional Extended Term, $500,000 monthly, payable in advance on the first day of each month.

          (b) At any time after the first twelve (12) months of the Initial Term, if Lessee has vacated both the R&D Building and the Office Space as set forth in, and otherwise satisfied the conditions set forth in, the last sentence of Section 2.3, Base Rent per month shall be reduced by $25,000, but in no event shall the Base Rent be reduced below $125,000 monthly.

          4.2.  Taxes and Assessments. Lessor shall pay all taxes, insurance on
                ---------------------
the Property, and water and sewer charges for the Premises.

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          4.3.  Public Utilities. Subject to Section 8.5, Lessor shall pay all
                ----------------
charges for utilities used in the Premises, including but not limited to, heat, air conditioning, water, gas and electricity.

          4.4.  Use. Subject to the terms hereof, Lessee may use the Premises
                ---
for the same purposes as the Property was used immediately prior to the Commencement Date, including, but not limited to, general office administrative, manufacturing and storage of Regulated Products and research and development purposes during the Term hereof. Lessee shall provide Lessor with advance written notice of any intended change in Lessee's use of the Premises.

          4.5.  Shared Areas. (a) At all times during the Term, Lessee and
                ------------
Lessee's designees shall have the right to use, on a nonexclusive basis and for no additional cost or consideration, with Lessor and Lessor's designees, all of the roadways, walkways, elevators, entrances, exits, hallways, and stairways located on the Property, as may reasonably be required or desired for access to the Premises, as well as the right to use the main reception area, the conference rooms (subject to availability and in accordance with Lessor's normal scheduling practices, except that Lessee shall have exclusive use of conference rooms located within and adjacent to office space used for Wallace Laboratories and Wampole Laboratories), the rest rooms, parking spaces (in an amount necessary to accommodate Lessee's employees and a reasonable number of Lessee's invitees), and the cafeteria, on the Property (such areas, together with the respective corridors giving normal access to such areas, each being referred to herein as a "Shared Area," and collectively as the "Shared Areas").

          (b) Subject to, and without limiting Lessee's rights under, Section 4.4(a) above, the Shared Areas shall be subject to Lessor's sole management and control, which shall be reasonable. Lessor reserves the right to change, from time to time and on not less than 30 calendar days' prior written notice to Lessee, the dimensions and location of the Premises (for which Lessee's consent must be obtained, which consent may not be unreasonably withheld) as well as the dimensions, location, identity and type of any building other than the Premises and to construct additional buildings or additional stories on existing buildings or other improvements on the Property so long as the same shall not materially adversely affect Lessee's access to and use of the Premises. Lessor may temporarily close any part of the Shared Areas for such periods of time as may be reasonably necessary to make repairs or alterations, provided, that
                                                            --------
Lessor shall make reasonable efforts to mitigate any material disruption in Lessee's use and enjoyment of the Premises, and Lessee shall at all times be permitted adequate access to the Premises during such periods. Lessor further reserves the right to permanently cease operating the cafeteria at any time.

          (c) Subject to Section 4.6(d) below, the rights of Lessee to use the Shared Areas shall extend through Lessee to Lessee's designated agents, employees and invitees, such use to be in common with Lessor and other persons permitted by Lessor to use the same, and subject to observance of such reasonable and uniform rules and regulations governing use of the Shared Areas and the Premises as Lessor may, from time to time, prescribe provided such rules do not materially affect access to the Premises. Lessee and its designees shall not take any action which shall interfere with the rights of other persons to use the Shared Areas.

          (d) Notwithstanding any other provision of this Agreement, Lessee's allowance of access, and Lessor's access to any Shared Area, shall be in full conformance with applicable law and regulation, including but not limited to good manufacturing practice requirements under the FFDCA and physical security and employee screening requirements under the CSA. The parties specifically acknowledge that such legal and regulatory requirements may necessitate restriction of Lessor's and Lessor's designees' access to the Shared Areas, except under such terms and conditions as set by the FDA, the Drug Enforcement Agency (the "DEA"), and state regulators administering parallel laws and
             ---
regulations. The parties specifically agree to use their best efforts to develop and maintain such information regarding designees' training, education, and background as will be necessary in order to fulfill each Party's respective legal and regulatory obligations.

          (e) Subject to Section 4.5(d) above, any rules and regulations adopted by Lessor with respect to the Shared Areas shall be uniformly applied and enforced by Lessor as to all users of the Shared Areas, including without limitation employees of Lessor and other tenants of the Premises, as the case may be.
          (f) The rights of Lessee with respect to the Shared Areas shall terminate automatically upon termination of Lessee's rights to use the Premises.

          4.6.  Repairs and Maintenance. (a) Subject to Section 4.6(g), should
                -----------------------
it become necessary in Lessor's sole discretion during the Term hereof to repair the structure of any buildings located on the Property (the "Buildings"),
                                                             ---------
including but not limited to, the roof, exterior walls, floor slab, windows, exterior doors, HVAC (as defined hereinafter), plumbing or other building systems, in order to give effect to Lessee's rights hereunder, including but not limited to maintaining and ensuring future maintenance of the Property and the environment within the Property in accordance with the FDA's current Good Manufacturing Practices and applicable DEA regulations, or to maintain the Shared Areas in substantially the same condition as on the date hereof, Lessor shall make such repairs at its sole cost and expense, within a reasonable time after notice to do so by Lessee, unless such repairs are required as the result of the gross negligence or willful misconduct of Lessee or its agents, employees or invitees, and, in such cases, such necessary repairs shall be made by Lessee or by Lessor at Lessee's sole cost and expense.

          (b)   Subject to the performance by Lessor of its obligations under
Section 4.6(a), Lessee shall keep the Premises, including all improvements and fixtures, in a good, clean and safe condition, in order to keep the same in substantially the same condition as on the date hereof, at all times during the Term of this Agreement, and shall perform such repairs as are required as the result of the gross negligence or willful misconduct of Lessee or its agents, employees or invitees, in each case at Lessee's sole cost and expense. Lessee shall keep the equipment in good condition and repair at all times during the Term of this Agreement.

          (c) Lessee shall be responsible for the repair of all uninsured damage caused by Lessee, and all maintenance required as a result of the gross negligence or willful misconduct of Lessee, to the plumbing, electrical and other fixtures located within the Premises.

          (d) Lessee shall comply in all material respects with all laws, ordinances, orders and regulations of governmental authorities relating to Lessee's manner of use of the Premises and the actual conduct of Lessee's business.

          (e) Lessee shall promptly notify the Lessor in writing of any damage to or defects in the Premises, and of any injuries to persons or property which occur therein, of which Lessee had actual notice.

          (f) Lessee shall not take or fail to take any action which, as a direct result, increases the amount of Lessor's insurance premiums in relation to the Premises and will comply with all reasonable recommendations of Lessor's insurer with respect to any precautions concerning life and safety and against fire. Lessee hereby agrees to reimburse Lessor for any increase in Lessor's insurance premiums which directly result from Lessee's actions or inactions.

          (g) In the event that during the Term hereof any alteration, addition, repair, maintenance or other change to the Premises, or any portion thereof, is required to be made in connection with the enactment, amendment or repeal of any statute, ordinance, rule or regulation, including under FDA, DEA rules and regulations, or the rendering of any judicial or administrative decision increasing building standards above the standards existing on the date hereof, then and in that event:

               (i) if such repair, maintenance, alteration, addition or change is required primarily by reason of the manner or mode or character of Lessee's use of the Premises, Lessee shall have the right to terminate this Agreement by giving notice to Lessor, in which case this Agreement shall terminate as of the date that is 90 calendar days after the date such notice is given, and if Lessee does not elect to terminate this Agreement, then Lessee shall make such alteration, addition or change at Lessee's sole cost and expense and in compliance with the terms of this Agreement;

               (ii) subject to Section 4.7(c), if said repair, maintenance, alteration, addition or change is required for any other reason, including, but not limited to, a structural defect in or other condition relating to the Premises which was in existence as of the date hereof, then said alteration, addition or change shall be made at Lessor's sole cost and expense and within a commercially reasonable amount of time.

          (h) Lessor, its agents and representatives, may enter upon the Premises at any reasonable time and upon reasonable notice and without unreasonably interfering with Lessee's business, emergencies excepted, for the purpose of inspecting the same, or as otherwise required by any applicable law, rule or regulation or by Lessor in respect of security matters or for the Buildings' safety and protection.

          (i) Notwithstanding the foregoing provisions, if Lessee has actual knowledge of any condition requiring any immediate, urgent repair to the Premises or requiring the performance of any other urgent action, and any delay in the performance thereof may result in material loss or damage to the Premises, Lessee shall have the right, at its option, to make such repairs or perform such act promptly without obtaining Lessor's prior approval if otherwise required hereunder. Any condition which shuts down any or all of Lessee's production on the Premises shall de facto be a condition requiring urgent repair. Lessee shall as soon as practicable thereafter notify Lessor of the facts and shall be entitled to be reimbursed promptly for all its reasonable costs incurred in connection therewith, provided, it is not otherwise Lessee's
                                        --------
responsibility under this Agreement to make said corrections.

          (j) Lessor shall have the right to contest or review by legal proceedings or in any such other manner as Lessor deems suitable, any laws, ordinances and regulations requiring that Lessor perform a repair, provided that such right to contest shall not unreasonably disturb Lessee's use and operation of the Premises. Lessee shall cooperate with Lessor, execute such documents and perform such acts as may be reasonably required to effectively prosecute such contest or review, all at Lessor's sole cost and expense.

          4.7.  Alterations and Improvements.
                ----------------------------

          (a) Lessee shall not make any alterations or improvements (each an "Alteration," collectively, "Alterations") which affect the structural
 ----------                  -----------
components, core components or building systems components of the Premises without first obtaining Lessor's approval, which may not be unreasonably withheld, delayed or conditioned. Lessee may make any other commercially reasonable Alterations to the Premises without Lessor's consent. All such permanent Alterations and improvements shall remain the property of Lessor, but Lessee shall have the right, but not the obligation, at Lessee's sole cost and expense, to remove any and all Alterations which can reasonably be disassembled and removed from the Premises upon the expiration or sooner termination of this Agreement. Lessee shall repair any damage to the Property caused by such removal within a reasonable amount of time.

          (b)  All Alterations to be carried out by Lessee shall be performed:

                (i)   in a good and workmanlike manner and free from defects;

                (ii) in accordance with detailed plans and specifications reasonably agreed upon by Lessor and Lessee, if such Alterations affect the structural components, core components or building system components of the Premises;

                (iii) by contractors reasonably agreed upon by Lessor and Lessee, if such Alterations affect the structural components, core components or building system components of the Premises consistent with applicable labor practices;

                (iv) in compliance with all laws and requirements of any applicable federal, state, county, city and political subdivisions of the country in which the Premises is located and any board, bureau, council, commission, department, agency, court, legislative body or other instrumentality relating thereto; and

                (v) in such a manner so as to minimize any inconvenience or disturbance to the use, occupancy and business of Lessor.

          (c) If Lessee makes any Alterations, Lessee shall be responsible for any necessary asbestos removal or remediation and any repairs reasonably required as a result thereof.

          4.8.  Signs. Lessee may, with the prior written consent of Lessor,
                -----
which consent shall not be unreasonably withheld, erect, place or maintain such sign or signs on the Premises as are usual to the type of operation conducted by Lessee or required by applicable law or regulation.

          4.9.  Mechanic's Liens. (a) If a "mechanic's lien" or other statutory
                ----------------
lien is filed against the Property arising from any work, labor or material furnished to Lessee in connection with any improvements made by Lessee upon the Property, Lessee shall, subject to the following clauses (b)-(e), promptly pay and discharge the same.

          (b) If Lessee fails to pay and discharge the same for a period of 30 calendar days after such lien shall have been filed against the Property, Lessor may notify Lessee of its intention to pay all or a portion thereof. Lessee may then, within 10 calendar days after receipt of such notice, notify Lessor that it believes it has a valid defense to any such asserted claim or lien, that it desires to contest the same, and shall promptly deliver to Lessor a good and sufficient bond duly executed by a surety authorized to write such bonds and which is reasonably satisfactory to Lessor, indemnifying Lessor and any mortgagee against any loss arising therefrom.

          (c) If Lessee so notifies Lessor and delivers the bond described above, Lessee shall thereupon diligently proceed to have the validity of said lien determined by proper proceedings, legal or otherwise, and Lessor shall not make any payment on account of any such lien until the validity thereof has been determined by final adjudication or action, unless it be necessary that such payment be made to prevent a sale or forfeiture of the Property or to redeem the same from any sale or forfeiture.

          (d) If Lessee does not so notify Lessor, Lessor may, at its option, pay all or any portion of the amount of said lien, and pay any sum necessary to prevent a judgment or execution, or sale or forfeiture of the Property, or redeem the same from any sale or forfeiture made on account thereof. The amounts so paid, together with all expenses and reasonable attorney's fees incurred, shall be repaid to Lessor by Lessee at the next rent paying date after such payment, together with interest thereon at the rate of 10% per annum from the date of payment by Lessor until repaid.

          (e) A copy of any notice, writ, process or demand served upon either Lessor or Lessee with respect to said "mechanic's lien", or other statutory lien, shall promptly be forwarded to the other Party.

                                    ARTICLE V

             LIMITATION ON LIABILITY, INSURANCE AND INDEMNIFICATION

          5.1.  Limitation on Liability; Indemnification.
                ----------------------------------------

          (a) Neither Party nor any of its Affiliates will be liable to the other Party and its Affiliates for any claim or demand against the other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representative, arising under or relating to this Agreement (i) by any unaffiliated third party, or (ii) for any amounts representing loss of profit, loss of use of any space, loss of the value of occupancy pursuant to a leasehold, loss of business or business interruptions or special, indirect, incidental, consequential, or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if either has been advised of the possibility of such damages.

          (b) Subject to Section 5.1(a), Lessee (for purposes of Section 5.1(d), an "Indemnifying Party") shall indemnify, defend and hold harmless Lessor and its Affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and permitted assigns (collectively, the "Lessor Indemnified Parties," and for purposes of Section 5.1(d), each an "Indemnified Party"), from and against all liabilities, out-of-pocket costs and expenses, including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses") based upon any (i) Losses which are directly and proximately caused by the gross negligence or willful misconduct of Lessee or its Affiliates or (ii) Lessee's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 5.1(b) are subject to the indemnification procedures set forth in Section 5.1(d).

          (c) Subject to Section 5.1(a), Lessor shall indemnify, defend and hold harmless Lessee and its Affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and permitted assigns (collectively, the "Lessee Indemnified Parties"), and for purposes of Section 5.1(d), each an "Indemnified Party") from and against any Losses based upon any (i) claim by an unaffiliated third party arising out of or related to an Additional Service provided by Lessor or its Affiliates pursuant to this Agreement to the extent, and only to the extent, that such Losses are directly or proximately caused by the gross negligence or willful misconduct of Lessor or its Affiliates or (ii) the Lessor's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 5.1(c) are subject to the indemnification procedures set forth in Section 5.1(d).

          (d) Any claim which may form a basis for indemnification hereunder (an "Indemnity Claim") by any Party (an "Indemnified Party") shall be asserted
     ---------------                     -----------------
and resolved as set forth in this Section 5.1(d). The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Party that may be required to pay an indemnity hereunder in respect of such Indemnity Claim (an "Indemnifying Party")
                                                            ------------------
which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a
                      ------------
Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than a third party claim that is resolved as provided in this Section 5.1(d), the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business days from its receipt of the Claim Notice (the "Notice Period"), unless it notifies the
                                  -------------
Indemnified Party in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the
                -----------------
Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the
                                                   --------
Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

          (e) Each Indemnified Party shall be entitled to recover under the indemnification provisions of this Section 5.1 only the Losses incurred by it which exceed the amount of the net proceeds available to it under its insurance coverage. Thereafter, when an Indemnifying Party has agreed under this Agreement to indemnify the Indemnified Party only to the extent of the gross negligence or willful misconduct of the Indemnifying Party or its Affiliates, the obligation of such Indemnifying Party to indemnify nevertheless also shall include the negligence of the Indemnifying Party or its Affiliates to the extent that the Indemnifying Party or its Affiliates maintain insurance coverage for such negligence (after any deductible).

          (f) The remedies set forth in this Agreement shall constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to any Lessor Indemnified Parties or Lessee Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this Section 5.1(f).

          5.2.  Insurance. At all times during the Term, Lessee shall, at its
                ---------
sole cost and expense, maintain insurance in amounts not less than:

          (a) Insurance for property damage (including damage to Lessee's equipment and personal property) at the actual cash value of covered Property; and

          (b) Liability insurance for bodily injury and property damage of $5 million combined single limit per occurrence and in the aggregate.

A copy of each insurance policy or certificate thereof shall be issued by an insurer reasonably satisfactory to Lessor and authorized to issue such policy or policies, shall name Lessor and the mortgagee of Lessor, if any, as additional insured parties and shall otherwise be reasonably satisfactory to Lessor, and shall be delivered to the Lessor by commencement of the Term and shall not be subject to cancellation upon less than 10 calendar days written notice to Lessor and any such mortgagee. Such insurance, by its terms or by endorsement, shall waive any right of subrogation of the insurer against Lessor, any mortgagee, and their agents and employees, for any loss or damage covered.

          5.3.  Fire and Extended Coverage Insurance. At all times during the
                ------------------------------------
Term the Lessor shall, at its sole cost and expense (except as provided in Section 4.6(f)), maintain fire and extended coverage insurance upon the Premises. Such insurance shall be in an amount at least equal to the actual cash value of the improvements on the Premises (excluding damage to Lessee's equipment and personal property) and shall be written by an insurance company or association authorized to issue such policies under the laws of the State of New Jersey and reasonably satisfactory to Lessee. A copy of each insurance policy or certificate thereof shall be delivered to the Lessee by commencement of the Term, and shall not be subject to cancellation upon less than 10 calendar days written notice to Lessee. Such insurance, by its terms or by endorsement, shall waive any right of subrogation of the insurer against Lessee, its agents and employees, for any loss or damage resulting from fire or extended coverage perils.

                                   ARTICLE VI

                   REGULATIONS; PHARMACEUTICAL OPERATIONS AND
                            ENVIRONMENTAL PROVISIONS

          6.1.  Governmental Regulations. (a) Lessee shall, at its sole cost and
                ------------------------
expense, comply with all applicable laws, ordinances and regulations and insurance requirements in its use of the Premises.

          (b) Lessee shall, at its sole cost and expense, obtain and hold any and all registrations, approvals, and licenses required by the FDA, the DEA, and parallel state authorities with jurisdiction over Regulated Products and their components, handling and distribution. Alterations to the Premises necessary to achieve and/or maintain compliance with applicable regulation and any regulatory change regarding the manufacturing, distribution, and holding of Regulated Products shall be at Lessee's sole cost and expense in accordance with Sections 4.7 and 4.8.

          (c) Lessee shall, however, have the right to contest or review by legal proceedings or in any such other manner as Lessee deems suitable, any such laws, ordinances and regulations, provided such right to contest shall not unreasonably disturb Lessor's use and operation of the Property. Such proceedings may be commenced in the name of the Lessor (with Lessor's consent, which may not be unreasonably withheld), Lessee, or both. Lessor shall cooperate with Lessee, execute such documents and perform such acts as may be reasonably required to effectively prosecute such contest or review, all at Lessee's sole cost and expense.

          (d) Subject to Section 4.6(g), Lessor agrees to maintain the Property in compliance in all material respects with all relevant laws, ordinances, and regulation including but not limited to the FDA's current Good Manufacturing Practice regulations and applicable DEA regulations, in each case to the extent applicable thereto. Lessor shall, however, have the right to contest or review by legal proceedings or in any such other manner as Lessor deems suitable, any such laws, ordinances and regulations, provided such right to contest shall not unreasonably disturb Lessee's use and operation of the Premises. Such proceedings may be commenced in the name of the Lessee (with Lessee's consent, which may not be unreasonably withheld), Lessor, or both. Lessee shall cooperate with Lessor, execute such documents and perform such acts as may be reasonably required to effectively prosecute such contest or review, all at Lessor's sole cost and expense.

          6.2.  Environmental Provisions.
                ------------------------

          (a) Lessee shall defend, indemnify, protect and hold the Lessor's Indemnified Parties harmless against all demands, claims, actions, assessments, losses, damages, liabilities, costs and expenses of every nature, including reasonable attorney's fees, relating to the Premises, Shared Areas or other portion of the Property and resulting from or arising out of any environmental conditions, events or circumstances caused by Lessee, Lessee's agents, employees, representatives, invitees, subcontractors, customers or Affiliates during Lessee's use and occupancy of the Premises and Shared Areas or other portion of the Property during the Term, including but not limited to the presence, release or threat of release to the environment of any Hazardous Substances.

          (b) Lessee shall store and handle Hazardous Substances at the Premises and Shared Areas, in strict compliance with applicable Environmental Laws and shall indemnify, defend and save harmless the Lessor's Indemnified Parties from all fines, suits, procedures, claims, actions, damages, and liability of any kind (including reasonable attorney's fees) arising out of or in any way connected with the storage or handling by Lessee of Hazardous Substances at the Premises and the Shared Areas during the Term.

          (c) Lessor shall store and handle any Hazardous Substances or wastes which Lessor stores or handles within the Premises and Shared Areas (if so permitted by the Lessee) in compliance in all material respects with Environmental Laws, and shall indemnify, defend and save harmless Lessee from all fines, suits, procedures, claims, actions, damages, and liability of any kind (including attorney's fees) arising out of or in any way connected with or related to the storage or handling by Lessor of Hazardous Substances within the Premises and Shared Areas during the Term.

          (d)   The obligations and liabilities of Lessee and Lessor under this
Section 6.2 shall survive the Term.

          (e) During the Term of this Agreement and at the expiration of the Agreement, Lessee shall at its sole cost and expense be responsible for the reasonable clean-up and removal of all raw materials, packaging, solid waste, unused and used lubricants, oils, solvents and any hazardous wastes placed, abandoned or located on the Premises and the area surrounding the Premises by Lessee (or any of Lessee's representatives, customers, Affiliates, employees, agents, invitees or subcontractors) during the Term of this Agreement (as well as during any holdover periods).

                                   ARTICLE VII

                                 PURCHASE OPTION

          7.1.  Grant of Option. Lessor hereby grants to Lessee an option (the
                ---------------
"Option") to acquire from Lessor, at the price and upon and subject to the terms
 ------
and conditions set forth herein, the following:

          (a)   fee simple interest in the Property;

          (b) Lessor's interest in all space leases and any security deposits, lease guarantees, and other rights relating thereto and in any agreements relating to leasing of parking space or roof space;

          (c) Lessor's interest or rights in any insurance proceeds or condemnation proceeds as they relate to the Property, to the extent such proceeds are payable after the execution of the Purchase Agreement (as hereinafter defined) and the Lessor has not applied funds, to be reimbursed from the proceeds, to repair or rebuild the Property; and

          (d) to the extent permitted to be assigned or conveyed and owned by Lessor, all service contracts, if any, and other agreements relating to the ownership, leasing or occupancy of the Property.

          7.2.  Purchase Price. The purchase price (the "Purchase Price") for
                --------------                           --------------
the Property shall be the greater of (i) $20,000,000 (reduced by the amount of the net after deduction of all fees and expenses including legal and brokerage, transfer taxes, amounts to satisfy encumbrances and other transaction costs proceeds, if any, derived by Lessor from any prior sale by Lessor of any portion of the Property) or (ii) the fair market value of the property (the "Fair Market
                                                                     -----------
Value") as determined pursuant to Section 7.3, in each case plus all other
-----
amounts due and payable by Lessee hereunder that have not been paid. The Purchase Price shall be payable at the Option Closing (as hereinafter defined), in cash by federal funds transferred to a bank account of Lessor or its designee as designated in writing to Lessee at least 5 days before the Option Closing.

          7.3.  Fair Market Value. The Fair Market Value shall be determined
                -----------------
taking into account the highest and best use of the Property and assuming that the Property is free and clear of all liens and encumbrances (including this Lease) other than Permitted Exceptions (as defined hereinafter) as follows:

          (a)   The Notice of Exercise delivered by Lessee to Lessor pursuant to
Section 7.4 shall set forth Lessee's determination of Fair Market Value ("Lessee's Determination").
  ----------------------

          (b) Lessor shall have the right to give Lessee written notice ("Lessor's Notice"), within thirty (30) days after Lessor's receipt of the
  ---------------
Notice of Exercise, of whether Lessor accepts or disputes Lessee's Determination. If Lessor in Lessor's Notice accepts Lessee's Determination or if Lessor fails or refuses to give Lessor's Notice as aforesaid, Lessor shall be deemed to have accepted Lessee's

Determination with respect to the Fair Market Value. If Lessor in Lessor's Notice disputes Lessee's Determination, Lessor shall deliver to Lessee, together with Lessor's Notice, Lessor's determination of the Fair Market Value ("Lessor's
                                                                        --------
Determination") as determined by an independent real estate appraiser ("Lessor's
-------------                                                           --------
Appraiser").
---------

          (c) Lessee shall have the right to give Lessor written notice ("Lessee's Notice"), within thirty (30) days after Lessee's receipt of Lessor's
  ---------------
Notice, of whether Lessee accepts or disputes Lessor's Determination. If Lessee in Lessee's Notice accepts Lessor's Determination or if Lessee fails or refuses to give Lessee's Notice as aforesaid, Lessee shall be deemed to have accepted Lessor's Determination. If Lessee in Lessee's Notice disputes Lessor's Determination, Lessee shall appoint an independent real estate appraiser ("Lessee's Appraiser"). If within thirty (30) days after Lessor's receipt of
  ------------------
Lessee's Notice in dispute, Lessee's Appraiser and Lessor's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair
                                            --------------------
Market Value, their determination shall be final and binding upon the parties. If Lessee's Appraiser and Lessor's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser who has not been in the employ of Lessee or Lessor or their respective Affiliates during the preceding three (3) years ("Third Appraiser"), whose fee shall be borne equally by Lessee
                  ---------------
and Lessor. In the event that Lessee's Appraiser and Lessor's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five
(5) Business Days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association (or any successor organization; "AAA") to designate the Third Appraiser in accordance with the
               ---
rules, regulations and/or procedures then obtaining of the AAA.

          (d) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Lessee's or Lessor's Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Lessee and Lessor. Each party shall pay its own counsel fees and expenses if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this Section 7 shall be an independent real estate appraiser with at least ten
(10) years experience in leasing and valuation of properties which are similar in character to the Property, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. Prior to his appointment, the Third Appraiser shall agree to be bound by the provisions hereof, including the obligation to render a determination within thirty (30) days after the date of his designation. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

          7.4.  Exercise of the Option. (a) No later than the one hundred and
                ----------------------
eightieth day following the last day of the Initial Term, Lessee shall have the right, upon not less than six months prior written notice to Lessor, to exercise the Option by serving upon Lessor written notice (the "Notice of Exercise") of
                                                       ------------------
its election to exercise the Option; provided, however, that if Lessee validly delivers a Notice of Exercise, Lessee thereafter shall execute a purchase agreement (the "Purchase Agreement"), in accordance with the terms set forth in
                ------------------
this Section 7, by the date which is the later of (i) the sixtieth day following the date of the Notice of Exercise and (ii) the fifteenth day following the date of the final determination of Fair Market Value. The failure of Lessee to enter into the Purchase Agreement within such time period shall render the Notice of Exercise void and this Article 7 of no further force and effect.

          7.5.  Option Closing Date. The date (the "Option Closing Date") for
                -------------------                 -------------------
the conveyance of the Property by Lessor to Lessee (the "Option Closing") shall
                                                         --------------
be as set forth in the Purchase Agreement, but no later than the sixtieth day following the date the Optional Extended Term would have expired had the Optional Extended Term been exercised. If Closing has not occurred by such date, the

Option, including any exercise thereof, shall be of no further force or effect, unless the Closing has not occurred due to the default by either party in which case the other party shall retain the right to pursue any or all of its remedies hereunder.

          7.6.  Failure to Perform. If either Party fails or refuses to timely
                ------------------
perform its obligations hereunder, then the other Party shall be entitled a suit for specific performance. In the case of such default, the Option Closing Date may be extended in the sole and absolute discretion of the non-defaulting Party for such period of time as deemed in the sole and absolute discretion of the non-defaulting Party to be necessary to take such actions, in no event later than three (3) months following the original Option Closing Date (the "Extended
                                                                       --------
Option Closing Date"). If, in such event, the Term would otherwise expire, the
-------------------
Term will be automatically extended to the earlier of the actual Option Closing or the Extended Option Closing Date on the same terms and conditions which existed immediately prior to the original Option Closing Date. In the event that the Option Closing does not occur by the Extended Option Closing Date, then notwithstanding anything to the contrary in this Agreement, the non-defaulting Party may in addition to all rights and remedies at law or in equity, upon notice to the defaulting Party, terminate this Agreement and any rights or obligations pursuant to the Option and this Section.

          7.7.  Property to be Conveyed "As-Is."
                ------------------------------

          (a) Lessee hereby acknowledges and agrees that the Lessee has examined the Property, is familiar with the physical condition thereof, and that the Property shall be conveyed in its "as is" condition; provided, that Lessor
                                                         --------
shall remove any mortgages or other liens it has incurred or created against the Property. Except those representations, warranties and other statements made in this Agreement, neither Lessor nor Lessor's agents have heretofore made or do hereby make, and Lessee expressly acknowledges and agrees that Lessee is not relying upon, any representations, warranties or other statements (either express or implied) as to the physical condition of the Property, environmental matters, the expenses, operation, maintenance, rents, leases or zoning of the Property, the use to which the Property may be put, or any other matter or thing affecting or relating to the Property.

          (b) Upon the execution of the Purchase Agreement, Lessor shall no longer have the obligation to make structural repairs pursuant to Section 4.6(a).

          7.8.  Deliveries. At the Option Closing, Lessor shall execute and
                ----------
deliver to Lessee or its designee:

          (a) a good and sufficient deed (of the type under which Lessor acquired title but at least comparable to a bargain and sale deed without covenants against grantor's acts under New York law) to convey to Lessee or its designee title to the Property, subject only to those liens and encumbrances (i) permitted by Section 7.7 or (ii) to which Lessee does not reasonably object as impairing use of the property as it is being used on the date of this Agreement, real property taxes and assessments not yet due and payable, zoning ordinances and other governmental laws and regulations (collectively, "Permitted
                                                            ---------
Exceptions");
----------

          (b) a bill of sale and assignment agreement, in form and substance reasonably acceptable to Lessee, duly executed and acknowledged by Lessor, with respect to all of Lessor's right, title and interest in, to and under the other assets, if any, including, without limitation, the operating equipment, the contracts, documents, intangible property and any leases with respect to the Building, and including an assumption by Lessee of such contracts, leases and other obligations;

          (c) certified copies of all applicable limited liability company resolutions, certificates of incumbency and other organizational documents with respect to the Lessor;

          (d) a fully executed owner's affidavit, in a form reasonably acceptable to any national, reputable title company designated by Lessee, (the "Title Company");
 -------------

          (e) originals or copies of all licenses and permits relating to the Property, if any; and

          (f) at the Option Closing, Lessor and Lessee or its designee, as applicable, shall take such actions and execute and deliver all such other documents, certificates, affidavits, and other instruments or agreements which may be necessary or appropriate in order to consummate the transactions contemplated by this Section.

          Any Closing with respect to the purchase of the Property under this
Article 7 shall be subject to the receipt of all consents, orders, approvals and authorizations of any governmental or regulatory entities, including the FDA and the DEA, or any lender applicable to such purchase, which conditions may not be waived without the consent of all parties to such transactions and which consents, orders, approvals and authorizations each Party will use reasonable efforts to obtain.

          7.9.  Title Policies. The Title Company shall be prepared, subject
                --------------
only to payment of the customary applicable premium and endorsement fees and delivery of all conveyance documents in recordable form, to issue a title insurance policy to Lessee or its designee, at Lessee's expense, in form and substance reasonably satisfactory to Lessee in accordance with the terms of
Section 7.7 and 7.8 of this Agreement, together with such affirmative coverages as Lessee may reasonably require at Lessee's expense.

          7.10.  Time is of the Essence. Time is of the essence with respect to
                 ----------------------
all obligations pursuant to this Section 7.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          8.1.  Destruction of the Premises. Should the Premises or any Shared
                ---------------------------
Areas which are reasonably necessary for access to or use of the Premises be destroyed or damaged in whole or in part at any time during the Term by fire, earthquake, act of God, or acts of the public enemy, or by any other casualty, the rights and duties of the Parties with respect to reconstruction, rebuilding or repair thereof, and with respect to the continuance or termination of this Agreement, shall be as follows (except when such fire or other casualty resulted from the gross negligence or willful misconduct of Lessee or Lessee's agent, designee or invitee):

          (a) If the cost of reconstructing, rebuilding or repairing is less than 20% of the total value of all improvements on the Premises, excluding personal property and improvements made by Lessee, Lessor shall reconstruct, rebuild or repair the Premises, exclusive of improvements made by Lessee, with no unreasonable delay, at Lessor's sole cost and expense, to the extent reasonably feasible using the insurance proceeds available. During the period of such reconstruction, rebuilding or repairing, the Base Rent herein provided to be paid by Lessee shall be reduced on a pro rata basis in the same proportion that the area of the Premises not able to be occupied by Lessee during such period bears to the area of Premises prior to such casualty.

          (b) If the cost of reconstructing, rebuilding or repairing is 20% or more of the total value of all improvements on the Premises, excluding personal property and improvements made by Lessee, Lessee may terminate this Agreement at any time within 30 calendar days from the date of such casualty upon notice to Lessor. If the cost of reconstructing, rebuilding or repairing is 50% or more of the total value of all improvements, excluding personal property and improvements made by Lessee, Lessor or Lessee may terminate this Agreement at any time within 30 calendar days from the date of such casualty upon notice to the other. In the event this Agreement is not so terminated, Lessor shall reconstruct, rebuild or repair said Premises, exclusive of improvements made by Lessee, without unreasonable delay, at Lessor's sole cost and expense, to the extent reasonably feasible using the insurance proceeds available. During such period of reconstruction, rebuilding or repairing the Base Rent shall be prorated in the manner provided in subparagraph (a) above.

          (c) Notwithstanding the foregoing provisions of subparagraph (a), if, in Lessee's reasonable opinion, the damages caused by any such casualty cannot be repaired within 90 calendar days after the date of such casualty and in addition, such damages make the use of said Premises by Lessee impracticable, Lessee shall have the right, at its option, to cancel this Agreement upon notice to Lessor within 20 calendar days from and after the date of such casualty.

          (d) Any such termination shall be deemed effective as of the date of the casualty and each of the Parties hereto shall be relieved of all further obligations hereunder not accrued before said date, except such obligations as, by their terms, must be performed or completed after such termination.

          8.2.  Quiet Enjoyment. If, and so long as, Lessee pays all rent due
                ---------------
hereunder and performs Lessee's other obligations hereunder, Lessee shall peaceably and quietly hold and use the Premises during the Term hereof without any disturbance by Lessor, and Lessor shall, at its own expense, defend Lessee's right to peaceably and quietly hold and use the Premises during the Term hereof against all persons claiming the same.

          8.3.  Condemnation. If an area of the Premises or Shared Areas
                ------------
allowing access to Premises occupied by Lessee hereunder shall be taken or condemned by any competent authority for any public or quasi-public use or purpose Lessee has the right to terminate this Agreement on the date when said area is so taken. Lessor shall reimburse Lessee for any prepaid Base Rent on a daily pro rata basis as contemplated by Section 8.1(a). Lessor shall have the right to assert a claim against the condemning body or authorities for any damage to the Buildings resulting from any such condemnation proceedings and shall be solely entitled to proceeds in respect thereof. Lessee shall have the right to assert a claim against the condemning body or authorities for any damage resulting from any such condemnation proceedings to improvements made by it in the Premises, and for business interruption and relocation costs, and Lessor shall not share in any award derived by such claim, provided that any claim by Lessee for business interruption shall not reduce the amount of Lessor's award from such taking.

          8.4.  Holding Over. In the event Lessee shall hold over possession of
                ------------
the Premises upon the expiration of the Term herein set forth, such holding over shall be construed to be a use and occupancy from month to month upon the same terms, covenants and conditions as set forth above, except that the Base Rent shall increase by 100% from the rate in effect immediately prior to such occupancy, payable until the date that Lessee has vacated the Premises in broom clean condition and removed all of its property and restored such vacated space in accordance with the provisions of this Agreement, and any such holdover occupancy may be terminated at any time with 30 calendar days notice from Lessor or Lessee.

          8.5.  Lessor Services. (a) During the term of this Agreement, Lessor
                ---------------
shall operate and maintain the Property with standards applicable to facilities conducting similar businesses in the Cranbury, New Jersey area, including, but not limited to the FDA's current Good Manufacturing Practice regulations and other FDA and DEA requirements for the manufacturing of human pharmaceuticals and shall furnish and distribute to the Premises heating, ventilating and air conditioning ("HVAC") and all other utilities as may be reasonably required
               ----
twenty-four hours a day, seven days a week, excluding the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day; provided, that Lessee shall reimburse Lessor for the additional costs associated with providing utilities to the Premises in excess of the extent to which utilities are provided to the Premises prior to this Agreement.

          (b) During the term of this Agreement, Lessor shall cause the Premises to be cleaned substantially in accordance with the cleaning specifications from time to time established by Lessor for the Buildings. Lessor and its cleaning contractor, if any, and their employees shall have access to the Premises, and the use of Lessee's light, power and water without charge therefor, at all times.

          (c) During the term of this Agreement, Lessor shall supply an adequate amount of hot, tepid and cold water to the Buildings' standard lavatories, washrooms, wash closets, sinks and cooking facilities for normal office use.

          (d) During the term of this Agreement, Lessor shall provide to Lessee, consistent with past practice, the services specified on Exhibit C hereto, and Lessor shall provide such other incidental services as the Parties may from time to time agree upon (collectively, the "Additional Services").
                                                     -------------------

          (e) Lessor reserves the right to stop, interrupt or reduce service of the HVAC systems, elevators, electrical or plumbing or any other service or systems because of events beyond the reasonable control of Lessor or for repairs or improvements which, in the reasonable judgment of Lessor, are deemed necessary or desirable (the "Service Interruptions"). Lessor hereby agrees to
                             ---------------------
use commercially reasonable efforts to cure any Service Interruptions. The Service Interruptions may continue only for a reasonable period of time and under no circumstances shall the Service Interruptions exceed five (5) days in any thirty (30) day period. The Base Rent shall be abated after five (5) continuous days of Service Interruptions on a per diem basis in the proportion that the rentable area of the Premises so affected by the Service Interruptions bears to the rentable area of the entire Premises.

          8.6.  Confidentiality.
                ---------------

          (a) The Parties hereto expressly acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential Information") shall be deemed
                                    ------------------------
to be confidential and shall be maintained by each Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity, (i) except as may reasonably be required in connection with the performance of this Agreement by Buyer, the Company or their respective Affiliates, as the case may be, and (ii) except to the Parties' agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality , and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 8.6(a) and 8.6(b).

          (b) The obligation not to disclose information under Section 8.6(a) shall not apply to information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof,

(ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is
                                                  --------
not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclosure such information
           --------
shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 8.6(b) shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

          (c) Neither Lessee nor any officer, director, shareholder, agent or employee of Lessee shall communicate in any manner with, nor shall in any manner provide information to, any prospective buyer, lessee, lender or broker of the Property or any other persons (other than a person acting on behalf of Lessee) concerning the Property, without the prior written consent (including by electronic mail) in each instance from Lessor.

          8.7.  Independent Contractor. This Agreement shall not constitute or
                ----------------------
give rise to a partnership between the Parties. All Additional Services provided by Lessor under the terms of this Agreement shall be carried on by Lessor as an independent contractor and not as an agent for or employee of Lessee and this Agreement shall not constitute or give rise to an agency relationship between the Parties except as otherwise expressly contemplated hereby. Lessee shall not be liable for any injuries or personal or Property damages incurred by Lessor or its agents or employees in the performance of their duties hereunder, as the case may be, unless caused by the gross negligence or willful misconduct of Lessee. No employee of Lessor shall be deemed to be an employee of Lessee.

          8.8.  Invitees' Compliance. Lessee and Lessee's invitees shall
                --------------------
faithfully observe and comply with, and shall not permit a violation of, any rules and regulations Lessor shall reasonably adopt with respect to the Buildings.

          8.9.  Early Termination by either Lessee or Lessor. Lessor and Lessee
                --------------------------------------------
may terminate this Agreement as mutually agreed by the Parties.

          8.10. Early Termination by Lessor. Lessor may terminate this Agreement
                ---------------------------
by and effective upon its delivery of written notice to Lessee specifying the basis for termination hereunder, under the following circumstances:

          (a) if Lessee shall breach this Agreement in any material respect; provided that Lessee shall have the right, exercisable twice during the term hereof, to prevent termination based upon Lessee's breach hereof by curing such breach within 30 calendar days following receipt of Lessor's termination notice, or, if such breach is of such a nature that for reasons beyond Lessee's control it cannot be completely remedied within said period of 30 calendar days, then if Lessee (i) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (ii) shall not remedy the same within a reasonable time after the date of default; or

          (b) following the occurrence of a Bankruptcy Event with respect to Lessee.

          8.11.  Early Termination by Lessee. Except as otherwise specifically
                 ---------------------------
provided in this Agreement, Lessee may terminate this Agreement by and effective upon its delivery of written notice to Lessor specifying the basis for termination hereunder, under following circumstances:

          (a) if Lessor shall breach this Agreement in any material respect; provided that Lessor shall have the right, exercisable twice during the term hereof, to prevent termination based upon Lessor's breach hereof by curing such breach within 30 calendar days following receipt of Lessee's termination notice, or, if such breach is of such a nature that for reasons beyond Lessor's control it cannot be completely remedied within said period of 30 calendar days, then if Lessor (i) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (ii) shall not remedy the same within a reasonable time after the date of default; or

          (b)    if a Bankruptcy Event has occurred with respect to Lessor; or

          (c) Lessee may terminate this Agreement by and effective upon its delivery of ninety (90) calendar days' written notice to the other Party.

          8.12.  Lessee Reasonable Best Efforts to Relocate Operations. From and
                 -----------------------------------------------------
after the date hereof, Lessee shall use its reasonable best efforts, including without limitation, obtaining any required consents from the FDA, DEA and any other applicable regulatory authorities, to effect, as soon as practicable after Closing, the transfer of all of its equipment and all manufacturing operations located on the Premises to premises that are not part of Lessor's business operations. Lessor agrees to use commercially reasonable efforts, at Lessee's direction, to assist Lessee in connection therewith. All costs and expenses incurred pursuant to this Section 8.12 shall be paid by Lessee. Lessee shall keep Lessor apprized in a timely manner of its progress in, and the status of, the approval process with the applicable regulatory authorities, and shall consult in good faith with Lessor as to how to obtain such approvals and to manage the approval process with such authorities. Once all such approvals have been obtained and transfer has occurred, Lessee and Lessor shall as promptly as commercially reasonable, terminate this Agreement under Section 8.10.

          8.13.  Subordination. This Agreement and Lessee's rights hereunder are
                 -------------
subject and subordinate to (i) all present and future ground agreements, and similar agreements (collectively, the "Superior Agreement"), (ii) all present
                                       ------------------
and future mortgages and building loan agreements, which may now or hereafter affect all or any portion of the land, the Buildings or the Superior Agreement and each advance made under the superior mortgage, and (iii) all renewals, modifications, spreaders, consolidations, replacements, substitutions and extensions of the Superior Agreement and the superior mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. Lessee shall promptly execute and deliver, at its expense, any instrument, in recordable form if requested, that Lessor may reasonably request to evidence and confirm such subordination. Notwithstanding the foregoing, for so long as (i) Lessee shall not be in default hereunder and
(ii) this Agreement shall not have been terminated, no such subordination shall be effective unless the mortgagee or ground lessee or holder of the Superior Agreement, as the case may be, shall execute with Lessee a non-disturbance and attornment agreement in form reasonably acceptable to Lessee and the other Party or parties thereto, which acceptance shall not be unreasonably withheld.

          8.14.  Suspension due to Force Majeure. In the event the performance
                 -------------------------------
by either Lessee or Lessor of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, "act of God", boycott, embargo, shortage or unavailability of supplies, employees or services, riot, or governmental law, regulation or edict (collectively, a "Force Majeure Event"), the Party affected by such Force
                  -------------------
Majeure

Event shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms hereof.

          8.15.  Consequences on Termination. In the event this Agreement
                 ---------------------------
expires or is terminated, then (a) each of Lessor and Lessee shall promptly return all Confidential Information received from the other Party in connection with this Agreement (including the return of all information received with respect to products of Lessor or Lessee, as the case may be), without retaining a copy thereof, (b) each of Lessor and Lessee shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and (c) each Party shall continue to be subject to its accrued but unperformed obligations and any liabilities in respect of its prior breach hereof.

          8.16.  Return of Equipment. At any time during the Term of this
                 -------------------
Agreement and for one month thereafter, Lessee and its designated contractors shall have the right (which Lessee may exercise at any time and from time to time during such period) to enter upon the Premises and Shared Areas and remove any equipment or any components on the Premises, provided, however, that such
                                                 -----------------
removal shall not unreasonably interfere with the use of the Property. Equipment not removed within such time shall be and become the property of Lessor without further act or charge. Lessor shall cooperate with Lessee and shall provide, at Lessee's reasonable request and at Lessee's sole cost and expense, employees to assist Lessee in disassembling and crating any such equipment prior to its removal. Lessor's obligation to provide employees to assist in disassembling and crating equipment shall be contingent upon the Lessor having employees available for such duties without adversely impacting the Lessor's other operations; provided that to the extent Lessee has requested of the Lessor that equipment be
--------
removed and it is not removed due to the Lessor not providing sufficient employees to assist in the removal, the date referenced in the first sentence of this Section shall be extended to the extent required to permit removal of the equipment with the necessary assistance of the Lessor's employees. Lessee shall repair any damage to the Property caused by the removal of such equipment within a reasonable amount of time.

          8.17.  Modification or Amendment. Subject to the provisions of
                 -------------------------
applicable law, the Parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of Lessee and Lessor.

          8.18.  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          8.19.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS
                 ---------------------------------------------
AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the County of Middlesex, New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding by certified mail may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.20 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.19.

          8.20.  Notices. Any notice, request, instruction or other document to
                 -------
be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

          if to Buyer
          -----------

          Armkel, LLC
          c/o Kelso & Company
          320 Park Avenue, 24/th/ Floor
          New York, NY 10022
          Attention: James J. Connors, II, Esq.
          Telecopy: (212) 223-2379

          (with copies to:

          Ronald Beard, Esq.
          Gibson, Dunn & Crutcher LLP
          4 Park Plaza
          Irvine, California 92614
          Telephone:  949-451-4089
          Facsimile:  949-475-4730

          Steven P. Buffone, Esq.
          Barbara L. Becker, Esq.
          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, New York 10166
          Telephone:  212-351-4000
          Facsimile:  212-351-4035


          and

          Lou Kling, Esq.
          Eileen T. Nugent, Esq.
          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York 10036
          Telephone: 212-735-2770
          Facsimile: 917-777-2770)

          if to the Company
          -----------------

          MedPoint Inc.
          51 JFK Parkway
          1/st/ Floor West
          Short Hills, NJ 07078
          Attention:  Anthony H. Wild
          fax:  (973) 218-2704


          (with a copy to:

          William E. Curbow, Esq.
          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Telephone:  212-455-3160
          Facsimile:  212-455-2502)


or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

          8.21.  Entire Agreement. This Agreement, the Asset Purchase Agreement
                 ----------------
and the other Ancillary Agreements (as defined in the Asset Purchase Agreement) including any schedules and exhibits hereto or thereto, constitute the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties.

          8.22.  Severability. It is the intention of the Parties that the
                 ------------
provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          8.23.  Assignment.
                 ----------

          (a) Subject to Section 8.23(b) below, this Agreement and any rights and obligations hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, which consent may not be unreasonably withheld, and any assignment made in contravention of this Section shall be null and void; provided, that any
                                                         --------
Party may assign any rights and obligations hereunder, in whole or in part, to an Affiliate of the Party without the consent of the other Party; provided
                                                                  --------
further, that if a Party's Affiliate is performing any obligations on behalf of
-------
such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof. Notwithstanding the foregoing, the transfer or issuance of any interests in either Party, whether in a single transaction or a series of related or unrelated transactions, in such quantities that such issuance shall change the identity of the person or group which shall have Control (as hereinafter defined) of such Party, shall not be deemed an assignment for which the consent of the other Party is required, provided, in the case of a change of Control of Lessee, that such change of Control will not affect the FDA and DEA approval schedule for the transfer of the Pharmaceuticals provided for in Section 3.2. Lessor's consent shall not be required for the sale of all or substantially all of Lessee's assets provided such sale will not affect the FDA and DEA approval schedule for the transfer of the Pharmaceuticals provided for in Section 3.2. Control shall mean possession of the power, directly or indirectly, to direct or cause the direction of management and policy of a business entity, whether through the ownership of voting interests, the contractual right to manage the affairs of such business entity or otherwise.

          (b) Notwithstanding the foregoing, Lessor shall have the right to transfer or to encumber all or any part of the Property in accordance with the provisions set forth below. Lessor shall have the right to transfer any unimproved portion of the Property free and clear of this Agreement and the Option, and thereafter, the Option shall apply only to the remainder of the Property without any reduction of the Purchase Price except as provided in clause (i) of Section 7.2. Any transfer by Lessor of all of the Property or of any improved portion thereof shall be subject to this Agreement, including the Option, unless, at any time after the Initial Term, the following shall occur:
(i) Lessor shall give Lessee not less than thirty (30) days prior written notice of such transfer and (ii) either (x) Lessee shall fail within such thirty day period to deliver a Notice of Exercise or (y) if Lessee does deliver a Notice of Exercise within such thirty day period, Lessee shall fail to enter into the Purchase Agreement as provided in Article 7. If the conditions set forth in (i) and (ii) above shall be satisfied, Lessor thereafter shall have the right to sell the Property or any portion thereof subject to this Agreement but free and clear of the Option and thereafter Article 7 of this Agreement shall be of no further force and effect with respect to the Property or any portion thereof. From and after any transfer by Lessor of its interest in the Property, Lessee's recourse hereunder shall be limited solely to such successor Lessor, and the former Lessor, from and after the date on which it shall have transferred its interest hereunder, shall have no further liability hereunder, provided that the transferee agrees to be bound by this Agreement.

          8.24.  Default. Notwithstanding Sections 8.10 and 8.11, if Lessor or
                 -------
Lessee shall default under the terms of this Agreement, each Party shall have the right to sue for the other Party for damages or pursue any and all other remedies available at law or equity.

          8.25.  No Third-party Beneficiary Rights. This Agreement is not
                 ---------------------------------
intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

          8.26.  Headings/Construction. Section headings contained in this
                 ---------------------
Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

     IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                     Carter-Wallace, Inc.




                                     By:_______________________________________
                                         Name:
                                         Title:

                                     Armkel, LLC



                                     By:_______________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                                    PREMISES

                                                                       EXHIBIT B

                                    PROPERTY

                                                                       EXHIBIT C

                               ADDITIONAL SERVICES

          Lessor shall provide Lessee with the Additional Services set forth below in the same manner as such services were provided on the Premises prior to the Commencement Date of this Agreement.

1.   Janitorial and Porter Services: Lessor shall provide Lessee with all
     ------------------------------
reasonably necessary janitorial services, including but not limited to trash removal, mopping, dusting, vacuuming and other general cleaning services.
2.   Security Services: Lessor shall provide Lessee with building and perimeter
     -----------------
security services consistent with the schedule and quality of such services provided prior to the Commencement Date.
3.   Rubbish Services: Lessor shall provide Lessee with general and production
     ----------------
waste rubbish services except for specialized manifested and hazardous waste unless such waste removal were provided on the date of this Agreement.
4.   Buildings and Ground Maintenance: Lessor shall provide Lessee with
     --------------------------------
maintenance services necessary to maintain the Premises in a clean and safe manner at all times.
5.   Insurance Expenses: Lessor shall maintain all insurance policies necessary
     ------------------
for the Property at Lessor's sole cost and expense; except as otherwise provided in the terms of the Agreement.
6.   Uniform Expenses: Lessor shall provide uniforms and laboratory attire to
     ----------------
the extent required for all employees at the Property. Lessor shall also provide for all reasonable cleaning services in connection with maintaining the uniforms.
7.   Property Management/Administration: Lessor shall provide all employees
     ----------------------------------
reasonably necessary to operate the Premises.
8.   Food Service: Subject to any collective bargaining agreements which cover
     ------------
certain Lessor employees, Lessor shall maintain and operate the cafeteria or other food service.
10.  Permits and Fees: Lessor shall obtain, at its sole cost and expense, any
     ----------------
and all permits and fees reasonably necessary to operate the Premises;
provided, however if Lessor must obtain a permit or pay a fee solely for the benefit of Lessee, Lessee shall reimburse Lessor for such costs.
11.  Taxes: Lessor shall be solely responsible for paying all taxes associated
     -----
with maintaining the Property, including but not limited to real estate taxes.
12.  Safety Equipment: Lessor shall provide all safety equipment and services
     ----------------
reasonably necessary to maintain and operate the Premises in a safe manner.
13.  Miscellaneous Services: Lessor shall provide all additional services
     ----------------------
reasonably necessary to maintain and operate the Premises, including but not limited to scale services, fire extinguishers, exterminating services, elevators, process equipment and repairs, outside laboratory services(provided, that any additional or modified DEA and FDA services not already provided on the date of this Agreement shall be paid for by Lessee), boiler testing, fork lift truck repairs and other miscellaneous maintenance supplies.